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                                                                     EXHIBIT 2.1



                           AGREEMENT TO ISSUE STOCK IN
                           UNIFAB INTERNATIONAL, INC.


         This Agreement is entered into and effective as of February 5, l998 by and between UNIFAB INTERNATIONAL, INC., a Louisiana Corporation (the "Company or UNIFAB"), and PROFESSIONAL INDUSTRIAL MAINTENANCE, LLC, ("LLC").

         WHEREAS, LLC sold and conveyed its assets to PIM, LLC, a wholly owned subsidiary of the Company and in consideration thereof the Company, through its subsidiary, has paid to LLC, $4,825,000.00 in cash and issued shares of the Company's stock having a value of $500,000.00, said shares being valued at the average closing price which was reported in the Wall Street Journal for the five
(5) business days immediately preceeding January 8, l998. The Company will further pay LLC $674,000.00 in two (2) annual installments of $337,000.00 beginning one year after the date hereof, and has further agreed in the event that DON E. SPANO, JR., as an Employee of LLC and of PIM, LLC books business for LLC to be transferred to PIM, LLC and books for PIM, LLC business which together have an estimated time and material value of $l2,000,000.00 or more within l20 days after January 8, l998, to pay LLC an additional sum of $l,000,000.00 in two
(2) increments of $333,333.33 with a final increment of $333,333.34 the first installment of which will be payable one year after the parties have agreed that Spano has booked the business required to be booked by LLC and assigned to PIM, LLC or for PIM, LLC after the employment of Don E. Spano, Jr. by PIM, LLC payable in two installments of $222,222.00 in cash and $lll,lll.00 in shares of the Company's stock and in a final installment of $222,223.00 in cash and $lll,lll.00 in shares, the price of which shares shall be the average closing price of the Company's stock as published in the Wall Street Journal for the five (5) business days preceeding the date for issuance of shares.

         NOW THEREFORE, in the consideration of the premises, it is agreed by and between the parties as follows:

         1. The Company warrants that it will issue its stock to LLC in accordance with its obligations as set forth above.

         2. LLC acknowledges that its acquisition of stock pursuant to the terms of this Agreement shall be subject to registration rights with the restrictions that each share as issued shall not be sold on the open market until it has been issued to LLC for one full year and further subject to the following agreements and restrictions:

         (a) LLC and its sole member, Don E. Spano, Jr. (the "Member"), acknowledge and agree that LLC may, in connection with its liquidation and dissolution, distribute the shares of UNIFAB common stock to be received by LLC pursuant to this Agreement (the "UNIFAB Shares") only to Member.

         (b) Each of LLC and Member acknowledges and agrees that, except as set forth in subsection (a) of this Section 2, (i) it is so acquiring the UNIFAB Shares for investment for its own account and has no present intention of reselling or otherwise distributing or participating in a distribution of such stock; (ii) it understands that the UNIFAB Shares will not be registered under the Securities Act of l933, as amended (the "Securities Act"), that such shares will be "restricted securities" as that term is defined in Rule l44 of the Securities and Exchange Commission under the Securities Act, and that such shares may not be transferred unless they are subsequently registered under the Securities Act ("Rule l44") and under any applicable state securities law or are transferred in a



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transfer that is exempt from such registration; (iii) UNIFAB is not obligated by this Agreement to register such shares under the Securities Act or under any such state laws and UNIFAB will, as a condition to the transfer of any such shares, require that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to UNIFAB, to the effect that the proposed transfer does not result in a violation of the Securities Act or any applicable state securities law, unless such transfer is covered by an effective registration statement; and (iv) the UNIFAB Shares may not be sold publicly in reliance on the exemption from registration under the Securities Act afforded by Rule l44 unless and until the minimum holding period (currently one year) and other requirements of Rule l44 have been satisfied.

         (c) LLC and Member have been represented by competent and experienced legal counsel in connection with the negotiation and execution of this Agreement, have been granted the opportunity to make a thorough investigation of and to obtain information with respect to the affairs of UNIFAB and its acquisition of the UNIFAB Shares, and have availed themselves of such opportunity either directly or through legal counsel and other authorized representatives. LLC and Member acknowledge that they have received from UNIFAB and have reviewed with their representatives a copy of each of the following documents (the "UNIFAB Disclosure Documents"); UNIFAB's prospectus dated September l8, l997 relating to 2,8l5,000 shares of UNIFAB International, Inc. common stock; UNIFAB's report to the Securities and Exchange Commission on Form l0-Q for the second quarter ended September 30, l997; and UNIFAB's press release dated January 23, l998 relating to UNIFAB's earnings for the third quarter ended December 3l, l997.

         (d) LLC and Member understand and that UNIFAB in issuing the UNIFAB Shares is relying upon, among other things, the representations and warranties of LCC and Member contained in this Section in concluding that such issuance does not require compliance with the registration provisions of the Securities Act.

         (e) LLC and Member each understands and agrees that all certificates evidencing the UNIFAB Shares issued hereunder will bear restrictive legends in substantially the following form:

         The securities represented by this Certificate have not been registered under the Securities Act of l933, as amended (the "Act"), or any applicable state law, and may not be transferred without registration under the Act and any such state law or an opinion of counsel satisfactory to the issuer of such securities that registration is not required.

         (f) LLC and Member each acknowledge that (i) it has received and has reviewed to its satisfaction this Agreement, the UNIFAB Disclosure Documents, and such additional information with respect to UNIFAB and the transactions contemplated by this Agreement as it has requested and (ii) such information is sufficient for it to determine whether to approve such transactions and enter into this Agreement.

         3. As used in this Agreement, the following terms shall have the meanings indicated below:

            "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trust, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

            "Register," "registered" and "registration" refer to a registration effected by preparing and filing a Registration Statement with the SEC in compliance with the Securities Act for the purpose of effecting a public sale of securities.

            "Registrable Securities" means (a) all shares of common stock, $0.0l par value per share (the "Common Stock"), of UNIFAB beneficially owned by LLC and (b) any other securities issued by UNIFAB after the date hereof with respect to such shares (and with respect to the Common Stock generally) by means of exchange, reclassification, dividend, distribution, split up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to



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constitute Registrable Securities for the purposes of this Agreement if and when
(i) a Registration Statement with respect to the sale of such securities shall have been declared effective by the SEC and such securities shall have been sold pursuant thereto in accordance with the intended plan and method of distribution thereof set for in the final prospectus forming a part of such Registration Statement; (ii) such securities shall have been sold in satisfaction of all applicable resale provisions of Rule l44 under the Securities Act; (iii) such securities cease to be beneficially owned by the Employee, or (iv) such securities cease to be issued and outstanding for any reason.

            "Registration Statement" means a registration statement filed by UNIFAB with the SEC pursuant to Section 6(a) hereof.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of l933, as amended.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on this 5th day of February, l998, at Lake Charles, Louisiana.

                                            UNIFAB INTERNATIONAL, INC.

                                            BY: /s/ Dennis Lafleur
                                               ----------------------
                                               DENNIS LAFLEUR
                                               VICE PRESIDENT


                                            PROFESSIONAL INDUSTRIAL
                                            MAINTENANCE, LLC

                                            BY:/s/ Don E. Spano, Jr.
                                               ---------------------
                                               DON E. SPANO, JR.
                                               MANAGING MEMBER


                                            /s/ Don E. Spano, Jr.
                                            ----------------------
                                            DON E. SPANO, JR.